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                                                                   EXHIBIT 10.53




                              VCAMPUS CORPORATION
                      BOARD NOMINATION AND OBSERVER RIGHTS


                                 April 20, 2000


US WEST Internet Ventures, Inc.

Ladies and Gentlemen:

        This letter is to confirm that for so long as US WEST Internet Ventures, Inc. ("US West") or affiliated entities holds at least 200,000 shares of Common Stock (as adjusted for stock splits, etc.) of VCampus Corporation (the "Company"), a designee of US West, which designee shall be reasonably acceptable to the Company, shall have the right to, at US West's option, either: (1) be included as a management nominee for election to the Board of Directors of the Company, or (2) attend, participate in, and receive all notices and materials provided to the members of the Board of Directors of the Company and at all meetings of the Board of Directors of the Company. With respect to the Board observation rights only, in the event the Board of Directors determines in good faith that the presence of such person would violate the Company's attorney-client privilege, would compromise confidential information of the Company or could cause competitive harm to the Company, such person shall be excluded from such portion of the meeting as the Board of Directors shall designate.

        In addition, so long as US West has the right to a nominee or board observer as set forth above, it shall be entitled to have reasonable access to the Company's management, including at least the ability to ask questions of, and receive answers from, senior management of the Company about its operations, business strategy and financial results.

        This letter agreement shall terminate and be of no further force or effect upon the earliest of (a) the third anniversary of the date of this letter agreement or (b) the closing of the sale, conveyance, or other disposition or encumbrance all or substantially all of the Company's assets or business or the merger into or consolidation with any other entity (other than a wholly-owned subsidiary corporation) or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of (other than a merger effected exclusively for the purpose of changing the domicile of the Company).
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        If the foregoing accurately sets forth our agreement with respect to this matter, please execute below where indicated and return a copy to me.


                                        Sincerely,
                                        VCAMPUS CORPORATION


                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

ACCEPTED AND AGREED:

US WEST Internet Ventures, Inc.


By:
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